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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                           September 10, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF IS-154                               781181   33-34658   811-1777
DEFINED ASSET FUNDS-MITF IS-168                               803820   33-40525   811-1777
DEFINED ASSET FUNDS-MITF IS-180                               803852   33-48785   811-1777
DEFINED ASSET FUNDS- IS-235 DAF                               804061   333-0285   811-1777

DEFINED ASSET FUNDS-MITF ITS-129                              781300   33-27698   811-1777
DEFINED ASSET FUNDS-MITF ITS-157                              780818   33-35574   811-1777
DEFINED ASSET FUNDS- ITS-209 DAF                              868116   33-49637   811-1777
DEFINED ASSET FUNDS- ITS-234 DAF                              910380   33-54001   811-1777
DEFINED ASSET FUNDS- ITS-257 DAF                              924349   33-60599   811-1777

DEFINED ASSET FUNDS- MPS-543 DAF                              892766   33-54073   811-1777
DEFINED ASSET FUNDS- MPS-571 DAF                              924318   333-0406   811-1777

DEFINED ASSET FUNDS-MITF MSS-7                                881831   33-48473   811-1777
DEFINED ASSET FUNDS-MITF MSS-8                                881832   33-48474   811-1777
DEFINED ASSET FUNDS- MSS-38 DAF                               895625   33-49623   811-1777
DEFINED ASSET FUNDS- MSS-66 DAF                               910015   33-54041   811-1777
DEFINED ASSET FUNDS-MITF MSS 7H                               847214   33-35573   811-1777
DEFINED ASSET FUNDS-MITF MSS 8Z                               868170   33-41365   811-1777
DEFINED ASSET FUNDS-MITF MSS B                                733259   2-87966    811-1777

TOTAL:   18 FUNDS

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